Exhibit 99.1

Hubbell Incorporated Prices Offering of Senior Notes Due 2027

SHELTON, CT (July 31, 2017) — Hubbell Incorporated (NYSE: HUBB) (“Hubbell” or the “Company”) today announced that it has successfully priced an offering of $300 million aggregate principal amount of 3.150% senior notes maturing in 2027.

The offering is expected to close on August 3, 2017, subject to customary closing conditions. Net proceeds from the offering are expected to be used to redeem all of Hubbell’s 5.95% senior notes due 2018, in an aggregate outstanding principal amount of $300 million, and to pay any premium and accrued interest in respect thereof. The Company intends to use any remaining net proceeds from the offering for general corporate purposes.

J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as joint book-running managers for the offering.

Hubbell has filed a registration statement with the U.S. Securities and Exchange Commission (the “SEC”), including a prospectus for the offering to which this press release relates. The registration statement became effective upon filing. You should read the prospectus in that registration statement, any applicable prospectus supplement and the other documents that Hubbell has filed with the SEC for more complete information about the Company and this offering before making any investment decision. A copy of any prospectus or prospectus supplement relating to any such transaction may be obtained for free from the SEC’s website at www.sec.gov. Copies of the prospectus and the prospectus supplement can be obtained by contacting J.P. Morgan Securities LLC at 383 Madison Ave. New York, NY 10179, Attention: Investment Grade Syndicate Desk, 3rd Floor, or calling collect at 212-834-4533, or Merrill Lynch, Pierce, Fenner & Smith Incorporated at dg.prospectus_requests@baml.com or calling toll-free 1-800-294-1322.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes described herein or any other securities, nor shall there be any sale of these notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About Hubbell

Hubbell is an international manufacturer of quality electrical and electronic products for a broad range of non-residential and residential construction, industrial and utility applications. With 2016 revenues of $3.5 billion, Hubbell operates manufacturing facilities in the United States and around the world.

Forward Looking Statements

This press release includes “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. These include statements about the Company’s expectations regarding manufacturing efficiency, expected capital resources, expenses, employer contributions, liquidity, financial performance, pension funding and results of operations and are based on our reasonable current expectations. In addition, all statements regarding restructuring plans and expected associated costs and benefits, expected future financial performance, expected outcome of legal proceedings, or improvement in operating results, anticipated changes in tax rates, anticipated market conditions, potential future acquisitions, enhancement of shareholder value, and productivity initiatives are forward looking. Forward-looking statements may be identified by the use of words, such as “believe”, “expect”, “anticipate”, “intend”,

“depend”, “should”, “plan”, “estimated”, “predict”, “could”, “may”, “subject to”, “continues”, “growing”, “prospective”, “forecast”, “projected”, “purport”, “might”, “if”, “contemplate”, “potential”, “pending,” “target”, “goals”, “scheduled”, “will likely be” and similar words and phrases. Discussions of strategies, plans or intentions often contain forward-looking statements. Such forward-looking statements involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include: achieving sales levels to fulfill revenue expectations; unexpected costs or charges, certain of which may be outside the control of the Company; restructuring actions; general economic and business conditions; foreign exchange rates; and competition. Important factors, among others, that could cause the Company’s actual results and future actions to differ materially from those described in forward-looking statements are described in the Company’s filings with the SEC, including without limitation the “Business”, “Risk Factors”, and “Quantitative and Qualitative Disclosures about Market Risk” Sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and any subsequently filed Quarterly Report on Form 10-Q.

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Contact:	Jonathon Murphy

Hubbell Incorporated

40 Waterview Drive

P.O. Box 1000

Shelton, Connecticut 06484

(475) 882-4000

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